UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2012 (August 2, 2012)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430,

Broomfield, CO 80021

(Address of Principal Executive Offices)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 2, 2012, ARCA biopharma, Inc. (“ARCA”) entered into a placement agency agreement (the “Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable efforts to arrange for the sale of up to 2,436,599 shares of ARCA’s common stock and warrants to purchase up to 1,827,449 shares of ARCA’s common stock in a registered direct public offering (the “Registered Direct Offering”). ARCA has agreed to pay the Placement Agent an aggregate fee equal to 6.5% of the gross proceeds received in the Registered Direct Offering. ARCA has also agreed to reimburse the Placement Agent for expenses incurred by it in connection with the Registered Direct Offering, with a maximum expense reimbursement that, when aggregated with the 6.5% fee, does not exceed the lesser of (i) 8% of the gross proceeds received by ARCA in the Registered Direct Offering or (ii) $15,000.

The Agency Agreement contains customary representations, warranties and covenants by ARCA. It also provides for customary indemnification by each of ARCA and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered. ARCA has agreed to indemnify the Placement Agent for liabilities under the Securities Act of 1933, as amended. ARCA has also agreed to contribute to payments the Placement Agent may be required to make with respect to such liabilities.

On August 2, 2011, ARCA entered into separate subscription agreements (the “Subscription Agreements”) with certain institutional investors (the “Investors”) in connection with the Registered Direct Offering, pursuant to which ARCA agreed to sell an aggregate of 2,436,599 shares of its common stock and warrants to purchase a total of 1,827,449 shares of its common stock to the Investors for aggregate gross proceeds, before deducting fees to the Placement Agent and other estimated offering expenses payable by ARCA, of approximately $950,000. The common stock and warrants were sold in combination consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock. The purchase price for each share (with its related warrant) is $0.391, which is a 15% discount to the consolidated price of the stock and warrants, based on the closing bid price of $0.46 for the common stock as reported on the Nasdaq Capital Market on August 2, 2011. Subject to certain ownership limitations, the warrants will be exercisable on the date that is six months after the warrants are issued and will remain exercisable for six years thereafter at an exercise price of $0.46 per share. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The Registered Direct Offering was effected as a takedown off ARCA’s shelf registration statement on Form S-3 (File No. 333-172686), which became effective on April 4, 2011 (the “Registration Statement”) pursuant to a prospectus supplement filed with the Securities and Exchange Commission on August 3, 2012.

ARCA has also agreed to indemnify the Investors against certain losses resulting from its breach of any of its representations, warranties, covenants under agreements with the Investors.

The net proceeds to ARCA from the Registered Direct Offering, after deducting placement agent fees and the estimated offering expenses borne by ARCA, and excluding the proceeds, if any, from the exercise of the warrants issued in the Registered Direct Offering, are expected to be approximately $750,000. The Registered Direct Offering is expected to close on or before August 8, 2012. After giving effect to the Registered Direct Offering, but without giving effect to the exercise of the warrants being offered, ARCA will have 14,619,598 shares of common stock outstanding.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Registered Direct Offering is attached as Exhibit 5.1 hereto. The foregoing summaries of the terms of the Agency Agreement, the form of warrant to be issued to the Investors and the Subscription Agreements are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1, respectively, which are incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, ARCA’s issuance of securities, the amount of proceeds from the Registered Direct Offering and the closing of the Registered Direct Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. ARCA is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement by and between ARCA biopharma, Inc. and Ladenburg Thalmann & Co. Inc., dated August 2, 2012

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2012

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name: Patrick M. Wheeler
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement by and between ARCA biopharma, Inc. and Ladenburg Thalmann & Co. Inc., dated August 2, 2012

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley LLP (included in Exhibit 5.1)